                                                                   Exhibit 10.12

                         AGREEMENT AND RELEASE OF CLAIMS





                  Agreement and Release of Claims (hereinafter the "Agreement"), dated as of 29 October 1996, by and among HHL FINANCIAL SERVICES, INC., a Delaware corporation with offices at 1000 Woodbury Road, Woodbury, NY 11797 ("HHL"); HEALTH MANAGEMENT SYSTEMS, INC., a New York corporation with offices at 401 Park Avenue South, New York, NY 10016 ("HMS"); and, solely for the limited purpose set forth herein, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association with offices at One First National Plaza, Chicago, Illinois 60670 ("First Chicago").

                  WHEREAS, HHL and HMS are parties to that certain Amendment No. 1 to Management and Data Processing Agreement dated 1 July 1993 between HHL and HMS (the "Data Processing Agreement");

                  WHEREAS, HHL and HMS are desirous of memorializing certain agreements among themselves regarding certain contracts between them and amending certain terms and provisions of the Data Processing Agreement;

                  WHEREAS, various disputes have arisen between HMS and HHL, and between HMS and First Chicago, and the parties hereto are desirous of entering into this Agreement to release one another, subject to certain conditions and limitations hereafter set forth, from certain liabilities regarding rights and claims that they have against one another which arise from acts, events or circumstances occurring before the effective date of this Agreement; and

                  WHEREAS, by entering into this Agreement none of the parties hereto acknowledges or admits any liability in connection with such disputes.

                  NOW, THEREFORE, HHL, HMS and, solely for the limited purpose set forth in Sections 5 through 17 hereof, First Chicago do hereby stipulate and agree as follows:

                  Section 1. Continuation of Subcontract Arrangements. Subject to the right of each of HHL and HMS, as a prime contractor to a customer, to terminate the other as a subcontractor solely due to the failure of the subcontractor to perform its contractual obligations or the expressed dissatisfaction of the prime contractor's customer, all subcontracts in force and effect between HHL and HMS as of the Effective Date (as hereinafter defined) shall remain in full force and effect following the Effective Date. Without limiting the generality of the foregoing:

                                    (a) HMS shall have the right to remain as
                  subcontractor to HHL on existing subcontracts so long as HHL retains the related primary contract and/or the renewal/extension thereof.

                                    (b) HHL shall have the right to remain as
                  subcontractor to HMS on existing subcontracts so long as HMS retains the related primary contract and/or the renewal/extension thereof.

                                    (c) As part of the renewal of its contract
                  with Cook County Hospital ("CCH"), HMS will use its best efforts to cause HHL's subcontract for services to CCH to be renewed and HHL will have the right to remain as subcontractor to HMS so long as HMS retains the primary contract and/or the renewal/extension thereof. HHL will pay to HMS HHL's pro rata share of the actual fees paid by HMS to the law firm in Chicago representing HMS in its contract negotiations with CCH, such pro rata share to be apportioned based on HHL's and HMS's respective revenues received pursuant to such contract renewal. Accordingly, HHL and HMS agree that during the twelve
                  (12) month period following the date of such contract renewal HMS may deduct, from revenue received on HHL's behalf from CCH pursuant to the contract renewal and prior to the remittance of such payments to HHL, an amount equal to seventy (70%) percent of the monthly legal fees to be paid to such law firm (which amount shall be equal to 70% of $8,000 or $5,600 per month). HHL and HMS acknowledge and agree that such allocation is based upon the historical pro rata share of the CCH revenues received by each of HHL and HMS. Promptly following the end of such twelve (12) month period, HHL and HMS shall reallocate as between themselves the total aggregate legal fees paid to such law firm based upon the pro rata share of the CCH revenues actually received by each of HHL and HMS for such twelve (12) month period. The aggregate actual amount for which HHL shall be responsible following such reallocation shall be referred to herein as the "Adjusted Amount." The difference between the aggregate amount so deducted from HHL's revenues and the Adjusted Amount shall be referred to herein as the "Fee Difference." Following such reallocation, if the aggregate amount so deducted from HHL's revenues shall exceed the Adjusted Amount, HMS shall promptly pay to HHL an amount equal to the Fee Difference, and if the Adjusted Amount shall exceed the aggregate amount so deducted from HHL's revenues, HHL shall promptly pay to HMS an amount equal to the Fee Difference.

                                    (d) In connection with the sale of all or a
                  portion of its assets, HHL may assign or sell its primary contracts (where HMS is the subcontractor) and/or its subcontracts (where HMS is the primary contractor) to third parties, subject to the written consent of HMS, which consent shall not be unreasonably withheld or delayed, provided such

                  Purchaser (as hereinafter defined) agrees to the terms of any subcontract between HHL and HMS, as modified herein.

                  Section 2. License of AccessLine System and Software.

                                    (a) On the date hereof, HMS shall pay
                  $50,000 to HHL in exchange for the grant by HHL to HMS of a royalty-free nonexclusive license in perpetuity for the AccessLine system and software. Contingent upon its receipt of such payment, and subject to the terms and conditions hereinafter set forth, HHL hereby grants to HMS a royalty-free nonexclusive license in perpetuity to use the AccessLine system and software owned by HHL without limitation as to rights (including the right to sublicense, except as set forth below) including but not limited to possession by HMS of, but not title to, all source code materials (defined as including all program codes, file layouts, copybooks, file creation utilities and job control language) and rights to all program and user documentation and associated training material as such items currently exist and are in the possession of HMS. HHL shall have no future obligations to supply maintenance or updates to the AccessLine system or software; provided, however, that HMS shall have rights to all future AccessLine enhancements implemented by HMS under contract with HHL, and HMS will be free to make any changes or modifications it deems appropriate so long as such changes or modifications do not adversely affect the conduct by HHL or its successors or assigns of HHL's business.

                                    (b) During the term of the Data Processing
                  Agreement, HMS shall not sublicense the AccessLine system or software to third parties in the United States, except as expressly authorized by HHL in writing with the consent of First Chicago. Promptly following the date hereof, HHL shall deliver to HMS fifty (50) AccessLine terminals and four (4) 32-port controllers, provided that HHL is not required to purchase, or make any expenditure in connection with, the provision of such equipment. HHL makes no representations or warranties as to (i) the condition of such equipment except that it shall be in working condition at the time of the transfer thereof by HHL to HMS, or (ii) the AccessLine system and/or software, and HMS shall accept all such items AS IS.

                                    (c) HHL may sell or otherwise transfer all
                  or a portion of its assets or business to one or more third parties, and the license granted herein to HMS shall not prevent HHL from consummating such transactions by granting similar, nonexclusive licenses of the AccessLine system and software to such third parties.

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
                  Section 3. Continuation of Data Processing.

                                    (a) HMS shall continue to provide data
                  processing services to HHL under the terms of the Data Processing Agreement consistent with current service levels and staffing in accordance with Attachment 1 attached hereto and incorporated herein by reference (including (x) the reduction of dedicated programming staff by two (2) programmers, one programmer reduction to occur six (6) months after the Effective Date and the second programmer reduction three (3) months thereafter and (y) the reduction of dedicated programming staff to not less than two (2) programmers, in the event the Monthly Aggregate Data Processing Fees (as hereinafter defined) shall be reduced to less than $200,000 per month, provided that HMS shall satisfy its performance requirements hereunder) subject to the following amended terms and conditions:

                                    (b) All minimum monthly data processing fees
                  shall be paid by HHL to HMS monthly in advance by the 25th day of the prior month and HMS shall receive $200,000 from HHL as advance payment for the last month of the Data Processing Agreement, such advance payment to be made as provided in
                  Section 5 herein.

                                    (c) (i) The monthly minimum data processing
                  fees shall be the greater of (x) five (5%) percent of HHL's monthly revenues (excluding the revenues of HLS Financial Group, Inc.) and (y) the following minimum amounts:



                                                    Monthly Minimum Data
                 Quarter Ended                        Processing Fee
                -----------------------------------------------------------
                  31 Jan 1997                           $300,000
                  30 Apr 1997                           $250,000
                  31 Jul 1997                           $250,000
                  31 Oct 1997                           $240,000
                  31 Jan 1998                           $220,000
                  30 Apr 1998                           $200,000

                                            (ii) HHL's monthly minimum data
                  processing fee obligations may be reduced from time to time, subject to the provisions of Section 3(d)(iii) hereof and the following conditions or any combination thereof:

                                                     (A) If HHL sells all or a
                                    portion of its assets or business to any purchaser (a "Purchaser"), and such Purchaser enters into a data processing services agreement with HMS as set forth in subsection (f) below (but not if the Purchaser is subject to the provisions of
                                    Section 3(f)(ii) below), then with respect to each Purchaser to which HMS grants approval, which approval shall not be unreasonably withheld or delayed, HMS shall assume the responsibility for the collection of its data processing fees from such Purchaser and shall reduce HHL's minimum monthly data processing fee and Disaster Recovery cost obligations (as set forth in Section 3(e) below) by an amount equal to the minimum monthly data processing fees and Disaster Recovery cost obligations of each such Purchaser; and/or

                                                     (B) If HHL reduces its
                                    requirement for AccessLine services from HMS
                                    (including but not limited to a reduction in its operations, closure of offices or termination of clients), then HHL's monthly minimum data processing fee and Disaster Recovery cost obligations shall be reduced by an amount obtained by multiplying: (i) each of the monthly minimum data processing fees (or Disaster Recovery costs, as appropriate) applicable after the date of such service requirement reduction, as reduced by any prior reduction(s) effected pursuant to paragraph (A) above or this Paragraph (B), by (ii) the quotient obtained by dividing (y) HHL's Fiscal Year 1996 revenue from such discontinued operations or its business no longer supported by AccessLine, by (z) HHL's total Fiscal Year 1996 revenue (excluding the revenue of HLS Financial Group, Inc.). HHL shall provide 30 days' advance written notice to HMS of such reduction, together with adequate supporting documentation related thereto.

                                            (iii) To the extent that HHL's final
                  minimum monthly data processing fee obligation is reduced from time to time, pursuant to the foregoing provisions, to an amount which in the aggregate with the minimum monthly data processing fee obligations of all Purchaser(s) totals less than $200,000, HMS shall refund promptly to HHL (x) the amount by which the $200,000 advance payment specified in Section 3(b) hereof exceeds the reduced monthly minimum data processing fee obligation plus (y) the amount, if any, paid to HMS by the Purchaser(s) as advance payment(s) for the last month of each such Purchaser's data processing agreement with HMS.

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
                                            (iv) Any excess of (x) the monthly
                  fee calculated with reference to five (5%) percent of HHL's monthly revenues (excluding the revenues of HLS Financial Group, Inc.) over (y) the monthly minimum data processing fees of HHL that were paid in the previous month, shall be payable within 10 days after invoicing. If data processing services are limited solely to the use of the Ross/Financial System, the monthly minimum data processing fee will be reduced to $20,000. HHL shall inform HMS of its prior month's revenues by the 15th day of each month.

                                            (v) The term "Effective Date" as
                  used herein shall mean 8 October 1996.

                                    (d) (i) The term of the Data Processing
                  Agreement is hereby amended so that the remaining term thereof shall be a term of eighteen (18) months commencing 1 November 1996. The Data Processing Agreement shall not automatically renew.

                                            (ii) Notwithstanding any other
                  provision hereof, during the term of the Data Processing Agreement as so amended, HHL may terminate the Data Processing Agreement prior to the end of such eighteen (18) month period upon 30 days' advance written notice to HMS.

                                            (iii) During the term of the Data
                  Processing Agreement as so amended or the term(s) of any data processing agreements(s) between HMS and one or more Purchaser(s) which have been entered into pursuant to the provisions of Section 3(f) hereof (the "Purchaser Data Processing Agreement(s)"), HMS may elect to terminate such Purchaser Data Processing Agreement(s) with such Purchaser(s) and/or the Data Processing Agreement in the event that at any time HHL's and any successor's monthly minimum data processing fee obligations to HMS together with the monthly minimum data processing fee obligations of all Purchaser(s) to HMS (collectively, the "Monthly Aggregate Data Processing Fees") shall be reduced to less than $100,000 per month in the aggregate. HMS shall make such election by giving 60 days' advance written notice to HHL and the Purchaser(s) of HMS's election to terminate the Data Processing Agreement and/or the Purchaser Data Processing Agreement(s). Notwithstanding the foregoing, HHL and the Purchaser(s) shall have the right on one occasion only to suspend HMS's notice(s) of termination (the "HMS Termination Notice(s)") by giving HMS written notice (the "Reply Notice") of their intention to pay to HMS, on a month to month basis, the full amount of the difference between (a) $100,000 and (b) the Monthly Aggregate Data Processing Fees as so reduced (the "Aggregate Shortfall

                  Amount"). The Reply Notice shall be given within 30 days of the receipt by HHL and the Purchaser(s) of the HMS Termination Notice(s) and shall be accompanied by the payment of the Aggregate Shortfall Amount with respect to the first month in which the Monthly Aggregate Data Processing Fees were reduced to less than $100,000. Upon delivery of the Reply Notice and the initial monthly Aggregate Shortfall Amount, the term of the Data Processing Agreement and the term(s) of the Purchaser Data Processing Agreement(s) shall continue uninterrupted in accordance with the terms hereof and thereof. Thereafter, HHL and the Purchaser(s) shall pay to HMS the monthly Aggregate Shortfall Amount on the 25th day of the following month. In the event an Aggregate Excess Amount (as hereinafter defined) shall be paid to HMS by HHL and/or one or more Purchaser(s) with respect to any month for which HHL and/or the Purchaser(s) shall have paid an Aggregate Shortfall Amount, HMS shall, upon receipt of such Aggregate Excess Amount, refund the Individual Shortfall Amount (as hereinafter defined) for that month to each respective payor thereof (in each case, up to the amount of such payor's Individual Excess Amount (as hereinafter defined)) or to such parties as shall be otherwise directed by HHL and/or the Purchaser(s) in writing. As used herein, the term "Aggregate Excess Amount" shall mean any excess of (x) the aggregate of (A) the monthly fee of HHL calculated with reference to five (5%) percent of HHL's monthly revenues (excluding the revenues of HLS Financial Group, Inc.) plus (B) the monthly fee of one or more Purchaser(s) calculated with reference to five (5%) percent of such Purchaser(s) monthly revenues over (y) the sum of the Monthly Aggregate Data Processing Fees and the Aggregate Shortfall Amount (if any). As utilized herein, the term "Individual Excess Amount" shall mean the respective amount paid by HHL and each of the Purchaser(s) as a portion of the Aggregate Excess Amount. As utilized herein, the term "Individual Shortfall Amount" shall mean the respective amount paid by HHL and each of the Purchaser(s) as a portion of the Aggregate Shortfall Amount. At any time during the period that HHL and the Purchaser(s) shall be paying monthly Aggregate Shortfall Amounts to HMS, HHL and the Purchaser(s) may elect to discontinue the payment of the monthly Aggregate Shortfall Amounts and to terminate the Data Processing Agreement and the Purchaser Data Processing Agreement(s) by giving 30 days advance written notice (the "HHL/Purchaser(s) Termination Notice") to HMS of their election to terminate such agreement(s). Such termination shall be effective 30 days following the delivery to HMS of the HHL/Purchaser(s) Termination Notice, and HHL and the Purchaser(s) shall have no obligation to pay any such monthly Aggregate Shortfall Amounts for such 30 day period. HMS shall have no obligation to provide data processing services under the Data Processing Agreement and the Purchaser Data Processing

                  Agreement(s) for more than 60 days following the last day of the month with respect to which the last Aggregate Shortfall Amount has been paid.

                                            (iv) The Data Processing Agreement
                  and HMS's obligation to provide data processing services thereunder shall terminate automatically if any fee due from HHL under the Data Processing Agreement is overdue for more than 15 days or if there is any other material default by HHL under the Data Processing Agreement which is not cured within 15 days after written notice thereof from HMS; provided, however, that the Data Processing Agreement shall not terminate from a material non-payment default if it is not reasonably practicable for HHL to cure such material default within such 15 day period and HHL shall have within such 15 day period (x) commenced good faith efforts to cure such default and be continuing to diligently pursue such efforts, and (y) given HMS written notice of the reasons for HHL's inability to promptly cure such default, as well as HHL's good faith estimate as to the completion date for such cure; provided, however, that notwithstanding the foregoing, if such material non-payment default has not been cured by HHL within 90 days after written notice thereof from HMS, the Data Processing Agreement shall terminate.

                                            (v) Upon termination of the Data
                  Processing Agreement for whatever reason, HHL's obligations for processing fees (including monthly minimum data processing fees) and Disaster Recovery costs will cease to accrue. Any amounts paid in advance by HHL to HMS shall be applied to any HHL data processing fees and Disaster Recovery costs which accrue for the month prior to such termination. To the extent that payments made in advance by HHL to HMS exceed any obligations of HHL to HMS at the termination of the Data Processing Agreement, HMS shall refund such amount to HHL promptly; to the extent that payments made in advance by HHL to HMS are less than any obligations of HHL at the termination of the Data Processing Agreement, HHL shall pay such amount to HMS promptly.

                                    (e) HHL shall pay to HMS $12,000 per month
                  in advance for Disaster Recovery, as reduced from time to time pursuant to Section 3(c)(ii) hereof. Disaster Recovery and the cost therefor shall be cancelable by HHL on 30 days' advance written notice to HMS.

                                    (f) HMS shall enter into separate
                  agreement(s) with any Purchaser(s) (other than HMS) of all or a portion of the assets or business of HHL, if any, pursuant to which HMS will commit to provide the same data processing services as are to be provided to HHL pursuant to the Data Processing Agreement, as modified by the terms specified herein for HHL and subject to the following additional provisions:

                                            (i) Minimum monthly data processing
                  fees and Disaster Recovery costs shall be prorated among HHL and all Purchaser(s) based approximately on revenue as provided above in Section 3(c) hereof.

                                            (ii) Each additional entity
                  receiving data processing services shall be required to pay to HMS $10,000 per month in addition to the fees provided for in
                  Section 3(c) hereof; provided, however, that any additional entity which: (1) agrees to receive data processing for 6 months or less; (2) will be converting to another provider of data processing services (whether pursuant to a license for AccessLine or another software system); and (3) can be supported within the current AccessLine framework (e.g., via a new office/letter code without the need for a separate MVS partition) shall be exempt from the $10,000 per month payment and shall be able to terminate services on 30 days written notice.

                                            (iii) All such agreement(s) with
                  Purchaser(s) shall terminate eighteen (18) months after 1 November 1996 except as otherwise provided herein.

                                            (iv) If HHL licenses the AccessLine
                  system and software to one or more Purchaser(s), HMS shall provide each such Purchaser with a copy of the AccessLine system and software, as defined in Section 2(a) above, provided that HMS shall be reimbursed for its reasonable costs in connection therewith.

                                            (v) HMS shall cooperate in and
                  provide support for the conversion by any or all Purchaser(s) from HMS's data processing services to another data processing system (including processing of AccessLine on another hardware platform), including but not limited to provision of such Purchaser's data and documentation, provided that HMS shall be reimbursed by each Purchaser for its reasonable costs in connection therewith.

                                    (g) HMS and HHL shall develop, by 31 October
                  1996 or as soon thereafter as practicable, the form of a standard agreement for data processing services between HMS and each such Purchaser, including but not limited to the terms of subsection (f) above.

                                    (h) The Data Processing Agreement shall be
                  deemed to be amended in part as of the Effective Date in accordance with the terms hereof. Without limiting the generality of the foregoing, the following specific amendments and deletions to the Data Processing Agreement shall be deemed to be effective as of the Effective Date:

                                            (i) Schedules A, B, C and D to the
                  Data Processing Agreement shall be deleted therefrom in their entirety and the new Schedules A, B, C and D attached hereto shall be substituted therefor in their place.

                                            (ii) Items 1 and 2 of Schedule H and
                  all of Schedule I to the Data Processing Agreement shall be deleted therefrom in their entirety.

                                            (iii) The following Articles and
                  Sections shall be deleted in their entirety from the Data Processing Agreement: Article I, Section 2.3(e), Section 2.4(d), Section 4.1, Section 4.2, Section 6.2, Section 6.3,
                  Section 9.4(e)(i) and Section 9.5(e)(i).

                                            (iv) Section 2.3(c) and Section
                  4.3(b) of the Data Processing Agreement are hereby amended so that the phrase "16 full-time programming support personnel" shall read "six (6) full time programming support personnel".
                  Section 4.3(b) of the Data Processing Agreement is hereby amended so that the phrase "not less than 12 full-time equivalent support personnel nor more than" shall be deleted from therefrom. Section 2.3(c) and Section 4.3(b) shall also be deemed to be further modified pursuant to the terms of
                  Section 3(a) hereof.

                                            (v) Section 4.7 of the Data
                  Processing Agreement is amended to conform to the terms of
                  Section 3(c), (d) and (e) hereof.

                                            (vi) Section 5.1 of the Data
                  Processing Agreement is amended to conform to the terms of Sections 3(b) and 3(e) hereof.

                                            (vii) Section 6.1 of the Data
                  Processing Agreement is amended to conform to the terms of
                  Section 3(d) hereof.

                                            (viii) Section 10.4 of the Data
                  Processing Agreement is amended to conform to the terms of
                  Section 2 hereof.

                                            (ix) Section 11.1 and Section 11.9
                  of the Data Processing Agreement shall be deemed to be amended to delete all references therein to the Oversight Committee and its function.

                                            (x) In all other respects, following
                  the Effective Data the Data Processing Agreement shall continue in full force and effect in accordance with its terms, as amended hereby. In the event of any inconsistency between this Agreement and the Data Processing Agreement, this Agreement shall govern.

                                    (i) Capitalized terms utilized herein and
                  not defined herein shall have the respective meanings ascribed to them in the Data Processing Agreement.

                  Section 4. Intercompany Payments between HMS and HHL. Each of HMS and HHL:

                                    (a) Shall continue to use its best efforts
                  to collect all accounts receivable from customers on behalf of the other which arise in connection with the subcontracts referred to in Section 1 hereof. For all payments received by HMS or HHL on behalf of the other after the Effective Date, each shall promptly remit such payments to the other.

                                    (b) Obtain and/or provide to the other
                  certain goods and services on a mutually agreeable basis (including but not limited to voice and data telecommunications services, laser printing, subleased space, and support services). Each of HHL and HMS shall promptly pay, upon receipt of an invoice from the other, for such services or goods obtained or provided after October 1, 1996.

                  Section 5. HMS Payables. HMS shall on the date hereof pay $1,070,000 to HHL and shall waive all future rights of set off, counterclaim, and recoupment with respect to the accounts payable due and owing from HMS to HHL. Upon the effectiveness of this Agreement, such amount plus the license fee for the AccessLine software and system (as per Section 2 hereof) minus the $200,000 to be retained by HMS pursuant to Section 3(b) hereof shall be wired to HHL's operating account at First Chicago pursuant to HHL's direction given hereby, and First Chicago shall debit such account in the amount of $870,000 to be applied against its HHL loans.

                  Section 6. Releases.

                                    (a) Background. HMS believes it holds valid
                  contractual claims of approximately $6 million against HHL. HHL and First Chicago on the one hand, and HMS on the other hand, dispute whether the amounts HHL is contractually obligated to pay HMS for data processing represent above market amounts. HMS and First Chicago have disputed whether First Chicago's security interest in HHL's assets is prior to rights asserted by HMS of recoupment and set off. HMS represents that it has recouped and set off approximately $1,889,000 with respect to
                  (y) expenses invoiced to HMS which were incurred by HHL on HMS's behalf and (z) accounts receivable of HHL collected by HMS prior to the Effective Date.

                                    (b) Release of HHL and First Chicago by HMS.
                  HMS on behalf of itself, its affiliates, successors and assigns, in consideration of the mutual covenants and agreements contained herein, hereby waives, releases and forever discharges each of HHL and First Chicago, their respective stockholders, subsidiaries, affiliates, legal counsel and their successors and assigns (collectively, "Representatives"), and their respective officers, directors, employees and agents (collectively, the "Officials") (but only with respect to actions taken in their respective capacities as officers, directors, employees and/or agents of HHL or First Chicago, respectively) from any and all liability regarding each and every right and claim of any nature whatsoever related to HHL, in law or in equity, whether known or unknown and existing as of the Effective Date, against (i) HHL, its Representatives and Officials, or (ii) First Chicago, its Representatives and Officials solely in connection with First Chicago's loans to HHL, in either case including without limitation, all claims made, relating to or arising, directly or indirectly, out of rights or actions based upon theories of contract, tort, set off or recoupment including, without limitation, any and all claims against HHL arising under the Data Processing Agreement which accrued on or prior to the Effective Date (the "HMS Released Claims"); provided, however, that (x) except as set forth above, HMS shall not be deemed to have released any of its rights to enforce this Agreement, the Data Processing Agreement, as amended hereby, and/or any other rights or obligations under any subcontract agreements referenced in Section 1 hereof that survive the Effective Date, and (y) the HMS Released Claims Against HHL shall not be released to the extent, if any, that HHL becomes a debtor under Title 11 of the United States Code (a "Debtor") and the HHL Released Claims or any claims of the estate of HHL arising solely upon the commencement of a Title 11 case by HHL and solely as a result of its status as a Debtor ("Estate Claims") are asserted against HMS.

                                    (c) Release of HMS by HHL and First Chicago.
                  Each of HHL and First Chicago on behalf of themselves, their respective affiliates, successors and assigns, in consideration of the mutual covenants and agreements contained herein, hereby waives, releases and forever discharges HMS, its Representatives and its Officials (but only with respect to actions taken in their respective capacities as Officials of HMS) from any and all liability regarding each and every right and claim of any nature whatsoever related to HHL, in law or in equity, whether known or unknown and existing as of the Effective Date, against

                  HMS, its Representatives and its Officials (but in the case of First Chicago and its Representatives and Officials, solely in connection with its loans to HHL), including without limitation, all claims made, relating to or arising directly or indirectly, out of rights or actions based upon theories of contract, tort, set off or recoupment including, without limitation, any and all claims against HMS arising under the Data Processing Agreement which accrued on or prior to the Effective Date (respectively, the "HHL Released Claims Against HMS" and the "First Chicago Released Claims Against HMS"); provided, however, except as set forth above, that neither HHL nor First Chicago shall be deemed to have released any of their respective rights to enforce this Agreement, the Data Processing Agreement, as amended hereby, any other rights or obligations under any subcontract agreements referenced in
                  Section 1 hereof that survive the Effective Date, and/or the liens and security interests of First Chicago granted by HMS or its Representatives or Officials, and all documents, instruments or agreements evidencing or governing the same.

                                    (d) Release of First Chicago by HHL. HHL on
                  behalf of itself, its affiliates, successors and assigns, in consideration of the mutual covenants and agreements contained herein, hereby waives, releases and forever discharges First Chicago, its Representatives and its Officials (but only with respect to actions taken in their respective capacities as Officials of First Chicago and relating to the relationship of HHL and HMS) from any and all liability regarding each and every right and claim of any nature whatsoever, in law or in equity, whether known or unknown and existing as of the Effective Date, against First Chicago, its Representatives and Officials and relating to the relationship of HHL and HMS, including without limitation, all claims made, relating to or arising, directly or indirectly, out of rights or actions based upon theories of contract, tort, set off or recoupment and relating to the relationship of HHL and HMS (the "HHL Released Claims Against First Chicago", and collectively with the HHL Released Claims against HMS, the "HHL Released Claims"); provided, however, that HHL shall not be deemed to have released any of its rights to enforce this Agreement, the Data Processing Agreement, as amended hereby, and/or any other rights or obligations under any subcontract agreements referenced in Section 1 hereof that survive the Effective Date.

                                    (e) Release of HHL by First Chicago. First
                  Chicago on behalf of itself, its affiliates, successors and assigns, in consideration of the mutual covenants and agreements contained herein, hereby waives, releases and forever discharges HHL, its Representatives and Officials (but only with respect to actions taken in their respective capacities as Officials of HHL) to the extent relating to the relationship of HMS and

                  HHL from any and all liability regarding each and every right and claim of any nature whatsoever, in law or in equity, whether known or unknown and existing as of the Effective Date, against HHL, its Representatives and Officials and to the extent relating to the relationship of HHL and HMS, including without limitation, all claims made, relating to or arising directly or indirectly, out of rights or actions based upon theories of contract, tort, set off or recoupment and to the extent relating to the relationship of HHL and HMS (the "First Chicago Released Claims Against HHL" and collectively with the First Chicago Released Claims Against HMS, the "First Chicago Released Claims"); provided, however, that First Chicago shall not be deemed to have released (i) any other rights or remedies against HHL, or any Representatives or Officials of HHL or of any of its affiliates or subsidiaries, including, without limitation, its rights or remedies under or in connection with its amended and restated Term and Revolving Credit Loan Agreement with HHL or any other agreement, document or instrument related thereto or delivered in connection therewith, any indebtedness, liability or obligation of HHL, its subsidiaries or affiliates thereunder or related thereto, or any lien, security interest (including without limitation any security interest in any obligations owing from HMS to HHL which survive the Effective Date), encumbrance or right of set off or recoupment arising thereunder or related thereto, including, without limitation, the liens and security interests of First Chicago granted by any Representatives or Officials of HHL or of any of its affiliates or subsidiaries (excluding therefrom the First Chicago Released Claims Against HHL), or (ii) any of its rights to enforce this Agreement, the Data Processing Agreement, as amended hereby, and/or any subcontract agreements referenced in Section 1 hereof that survive the Effective Date.

                                    (f) Use of the HMS Released Claims. In the
                  event that HHL becomes a Debtor and either HHL or its estate's representative shall raise any claims against HMS on account of the HHL Released Claims or the Estate Claims, HMS shall only use the HMS Released Claims as defenses, set offs, and recoupments against the HHL Released Claims and the Estate Claims. In no event shall HMS use the HMS Released Claims to obtain an affirmative recovery against HHL.

                                    (g) The term "affiliates" when used herein
                  with respect to HHL shall not include HMS, and the term "affiliates" when used herein with respect to HMS shall not include HHL.

                  Section 7. Waiver of Future Rights. HMS waives all rights of set off, counterclaim, and recoupment with respect to its payables to HHL, the exercise of which would be adverse to HHL or First Chicago, including, but not limited to, the payables to HHL described in Section 4 hereof; provided, however, that the foregoing shall not prevent HMS from asserting any and all of the HMS Released Claims as counterclaims and/or rights of set off and recoupment against the HHL Released Claims or any Estate Claims, if such claims are brought by the estate of HHL against HMS. HMS shall not challenge the allowability of First Chicago's claim in any case involving HHL under Title 11 of the United States Code and shall not challenge such claim's priorities, seniority, and secured status.

                  Section 8. Assignments by First Chicago and HMS. If HHL becomes a Debtor and (a) the HHL Released Claims or any Estate Claims are asserted against HMS and (b) HMS pays any amounts to the estate of HHL in respect of such claims ("HMS Payments"), First Chicago shall transfer to HMS, promptly after receipt thereof, the amount First Chicago receives from the HHL estate resulting from the HMS Payments, other than amounts received by First Chicago as reimbursement of cash collateral used to prosecute the litigation giving rise to such HMS Payments ("First Chicago HMS Receipts"); provided, however, that if any portion of the cash collateral used to prosecute the litigation has not been reimbursed to First Chicago at the time of such receipt ("Unreimbursed Cash Collateral"), First Chicago may deduct from the First Chicago HMS Receipts to be transferred to HMS an amount equal to the product of
(i) the Unreimbursed Cash Collateral, multiplied by (ii) the quotient obtained by dividing (A) the First Chicago HMS Receipts by (B) the HMS Payments. First Chicago shall not consent to any use of its cash collateral to sue HMS or its related parties; First Chicago shall not be deemed to have given such consent if a bankruptcy court has ordered the use of its cash collateral following First Chicago's objection to such use. If HHL becomes a Debtor and HMS obtains a distribution from the HHL estate on behalf of any of the HMS Released Claims notwithstanding Section 7 above, HMS shall transfer to First Chicago, promptly after receipt thereof, the amount HMS receives on account of those claims, without set off, counterclaim, recoupment or other defense of any kind. HMS shall not assign its rights to such distribution without the prior written consent of First Chicago. To the extent First Chicago and HMS do not agree on how to enforce this Section 8, they shall each submit the dispute to binding arbitration in the Borough of Manhattan of New York City under the auspices of, and in accordance with the rules of, the American Arbitration Association.

                  Section 9. Power and Authority. Each party signing below represents and warrants that such party has full power and authority to execute this Agreement and to perform all covenants and agreements to be performed hereunder, and that such party has not previously assigned or transferred all or any part of any claim or right covered by this Agreement. Each party signing below represents and warrants that all corporate action necessary to execute, deliver and perform this Agreement and the obligations contained herein has been duly taken.

                  Section 10. Benefit of Counsel. Each party hereto represents and warrants that it has read and reviewed this Agreement in its entirety and has sought and obtained the benefit of full, complete and competent legal advice in connection with this Agreement.

                  Section 11. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  Section 12. Entire Understanding; Integration. This Agreement, together with the Data Processing Agreement as amended herein, contains the entire understanding among the parties hereto concerning the subject matter hereof and supersedes and replaces all prior negotiations, proposed agreements and agreements entered into by any of the parties hereto with respect to the subject matter hereof and thereof, including, without limitation, the Agreement In Principle dated 8 October 1996. This Agreement shall be deemed to be an integrated agreement. Each provision hereof is in consideration of all other provisions hereof. No provision hereof shall be deemed to be severable.

                  Section 13. Amendments. This Agreement may be amended, modified or supplemented only by a writing signed by all the parties hereto. This Agreement may not be modified orally and any purported oral modification shall not be effective.

                  Section 14. Counterparts. This Agreement may be executed in multiple counterparts and, as long as each party has executed one counterpart, this Agreement is enforceable.

                  Section 15. Disclosure. Subject to all rules, regulations and statutes providing for public or judicial disclosure, and except as disclosure of this Agreement shall be deemed necessary to attorneys and accounting firms, representatives, financial advisors, lenders, investment bankers, purchasers or potential purchasers of all or a portion of the business of any party hereto that execute an appropriate confidentiality agreement to maintain this Agreement in strictest confidence, the parties hereto shall keep this Agreement confidential for the benefit of HHL and its creditors.

                  Section 16. Headings. All headings contained in this Agreement are for reference purposes only and shall not be used to interpret this Agreement.

                  Section 17. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of New York with respect to contracts to be entered into and performed entirely within such state, without regard to principles of conflicts of law. Each of the parties hereto hereby irrevocably consents to the service of process in any action or proceeding by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first set forth above.


[CORPORATE SEAL]                       HHL FINANCIAL SERVICES, INC.

                                       By: /s/ Robert Holster
                                           ---------------------------

                                       HEALTH MANAGEMENT SYSTEMS, INC.
[CORPORATE SEAL]
                                       By: /s/ Phillip Siegel
                                           ---------------------------

                                       AS TO SECTIONS 5 THROUGH 17 HEREOF
                                       ONLY

                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By: /s/ Jacqueline Yardley
                                           ---------------------------

STATE OF NEW YORK )
                  ) SS.:
COUNTY OF NASSAU  )




                  On Nov. 4, 1996 before me Nancy Gates personally came Robert
M. Holster to me known, who, by me duly sworn, did depose and say that deponent resides at 1000 Woodbury Rd., Woodbury, N.Y. that deponent is the President of HHL Financial Services, Inc., the corporation described in, and which executed the foregoing Agreement and Release of Claims, that deponent knows the seal of the corporation, that the seal affixed to the Agreement and Release of Claims is the corporate seal, that it was affixed by order of the board of the corporation; and that the deponent signed deponent's name by like order.


                                       /s/ Nancy Gates
                                       _______________________________________
                                       Notary Public

                                          [SEAL]

STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF NEW YORK )




                  On October 30, 1996 before me Marilou P. Reventar personally came Phillip Siegel to me known, who, by me duly sworn, did depose and say that deponent resides at 33 Cavalier Rd., Westport, CT that deponent is the Chief Financial Officer of Health Management Systems, Inc., the corporation described in, and which executed the foregoing Agreement and Release of Claims, that deponent knows the seal of the corporation, that the seal affixed to the Agreement and Release of Claims is the corporate seal, that it was affixed by order of the board of the corporation; and that the deponent signed deponent's name by like order.


                                       /s/ Marilou P. Reventar
                                       ________________________________________
                                       Notary Public

                                        [SEAL]

STATE OF ILLINOIS )
                  ) SS.:
COUNTY OF COOK    )




                  On October 31, 1996 before me Francine Beckert personally came Jacqueline P. Yardley to me known, who, by me duly sworn, did depose and say that deponent is the Vice President of The First National Bank of Chicago, the national bank association described in, and which executed the foregoing Agreement and Release of Claims.




                                       /s/ Francine Beckert
                                       ________________________________________
                                       Notary Public
[SEAL]

                                   SCHEDULE A

                              PHYSICAL ENVIRONMENT


                                    HARDWARE



HMS will supply Client with a hardware configuration, to satisfy Client processing requirements of AccessLine and its supplementary reporting system based on the use of SAS and Tablebase consisting of up to the following as required to meet service level commitments:



                CPU - MIPS                                       40
                      MEGABYTES                                 128
                      CHANNELS                                   36
                DASD  GIGABYTES                                 172
                TAPE  34XX                                        8

                          or equivalent equipment

HMS will supply Client with a hardware configuration, to satisfy client financial requirements of the Ross Renaissance Series System, consisting of the following:



                CPU  - VAX 4000-3000 - MEGABYTES                  32
                DASD - R400X Storage - GIGABYTES                   4
                TAPE - TS207 Tape Drive                            1


                          or equivalent equipment

HMS will supply Client with a communication gateway configuration, to satisfy handling of all Client related data lines, consisting of the following:



                37XX Communications Controller                  2
                3728 Matrix Switch                              1
                Communications Channels                         4

                          or equivalent equipment

                                   SCHEDULE B

                          HHL FINANCIAL SERVICES, INC.
             SOFTWARE ENVIRONMENT SYSTEMS SOFTWARE (OR EQUIVALENTS)

   PRODUCT/FEATURE                              VENDOR                              PURPOSE
-------------------------------------------------------------------------------------------------
5665 - XA3 MVS/DFP                     IBM                               MVS/ESA

5665 - 289 ACF/VTAM                    IBM                               Telecomm

5665 - 327 DFDSS                       IBM                               Backup/Restore

5665 - ACF/SSP V3                      IBM                               Telecomm

5665 - 362 netview MVS/XA              IBM                               Telecomm

5665 - 370 MVS/Ditto                   IBM                               File Utility

5665 - 402 ISPF/PDFV3                  IBM                               Program Main.

5665 - 488 SDSF                        IBM                               Spool Utility

5668 - 854 ACF/NCP for
       3725                            IBM                               Telecomm

5668 - 949 SMP/E                       IBM                               MVS/ESA

5668 - 958 VS COBAL II                 IBM                               Programming

5668 - 962 Assembler
       HV2R1                           IBM                               Programming

5685 - 025 TSO/E V2                    IBM                               MVS/ESA

5685 - 029 RMF V4                      IBM                               MVS/ESA

5685 - 054 ISPF V3                     IBM                               Program Main.

5685 - 083 CICS/ESA V3                 IBM                               Telecomm

5695 - 047 JES2 MVS/SP
       V4                              IBM                               MVS/ESA

5740 - SM1 OS/VS
       Sort/Merge                      IBM                               Sort

5740 - XXH RACF                        IBM                               Security

DASD                                   Design Strategy                   DASD Reports

FAVER/MVS                              Goal Systems                      VSAM Bkup/Rstr

VSAM Capacity Plus                     Softworks                         VSAM Compress

                          HHL FINANCIAL SERVICES, INC.
                      SOFTWARE ENVIRONMENT SYSTEMS SOFTWARE

   PRODUCT/FEATURE                              VENDOR                              PURPOSE
-------------------------------------------------------------------------------------------------
TMON/CICS ESA 1.0                             Landmark                          CICS Perf Mon

XPEDITER/CICS/TSO                             Compuware                         CICS Debug

Tubes/VTAM                                    Macro-4                           Multi-Sess

SAS (Base.ETS.FSP)                            SAS Institute                     4-GL

STOPX-37.BudgetDASD                           Empact                            DASD Mang

PanValet, PanApt                              Computer Associates               Program Maint

JESLOG                                        Ricomm                            JCL Capture

TABLEBASE                                     Data Kinetics                     Application Development

VIEW/DELIVER                                  CA                                Report Management

JOBTRAC                                       CA                                Job Scheduling

MEDIA                                         CA                                Tape Management

GROUP 1 SOFTWARE                              Group 1                           Mailing Application

                                   SCHEDULE C

                              PERFORMANCE STANDARDS


                  I.       BASELINE

                           A)       Transaction Volume

                                    Client agrees and understands that the
                                    physical hardware and communications
                                    environments specified in Schedule A have been configured to provide online services with the capacity to process up to 1 million transactions per day under the AccessLine application.

                                    Client acknowledges that any new product or service offerings by Client, newly acquired Applications Software or new acquisitions by Client may require a re-evaluation of the current Data Center performance standards.

                           B)       Online Usage

                                    Client agrees and understands that online availability is based on the current batch windows agreed upon in Section D below. If Client requests an extension of the online window, the system may not come up on time the following morning.

                           C)       Data Input

                                    Client agrees to submit all data in
                                    accordance with existing standards for input at the times of batch processing availability set forth below in Paragraph I
                                    (D) Systems Availability.

                           D)       Systems Availability

                                    1)  Holidays Observed

                                        Holidays observed as of the Effective
                                        Date of this Amendment are as follows:

                                        New Year's Day         Labor Day
                                        Memorial Day           Thanksgiving Day
                                        Independence Day       Christmas Day

                                    2)  On-Line Operating Hours (Client's Local
                                        Office Times)

                                        HMS scheduled hours of on-line operation as of the Effective Date are as follows:

                                        8:00 AM - 7:30 PM (Local Time) Monday -
                                        Friday
                                        8:00 AM - 12:00 PM (Local Time) Saturday

                                    3)  Batch Operating Hours

                                        7:30 PM - 7:30 AM (ET) Monday - Friday
                                        3:00 PM - 8:00 AM (ET) Saturday through
                                        Sunday 8:00 AM - 7:30 AM (ET) Sunday
                                        through Monday

                                    NOTE: If HHL utilizes two CICS Regions
                                          (Production and Branch) Monday -
                                          Friday, end times will be 9:00 PM
                                          Local Time

                  II.      DATA CENTER

                           A)       Online Availability

                                    AccessLine Online Systems shall be available
                                    98% of the time scheduled to be available on a monthly basis.

                                    Actual online performance will be calculated monthly by computing the number of hours that the Central Processing Unit was actually operational on an online basis as a percentage of the number of hours it was scheduled to be operational on an online basis, exclusive of preventative, but not scheduled, maintenance. Preventative maintenance by HMS and the resultant lack of online systems availability during the above scheduled hours of operation are that which are required due to Client's actions.

                                    Downtime caused by Operations error, Systems error, hardware malfunction, telephone line failure or Data Center environmental failures will be included in the calculation of the online availability statistics.

                                    Downtime caused by client errors,
                                    environmental conditions external to the client site such as loss of power, air conditioning and/or acts of God will not be included in the calculation of the online availability statistics.

                           B)       Response Time

                                    AccessLine response time shall not exceed, on average, more than three (3.0) seconds per response, except that the Phoenix office shall be excluded from this standard. Response time shall be defined as the time taken for the Central Processor to receive a transaction from the 3174 Communications Controller (or equivalent), process the transaction, and transmit the resulting response back to the Controller located at the client site.

                           C)       Reports

                                    AccessLine critical reports shall be
                                    available for remote printing on time
                                    without significant errors each month.
                                    Actual performance will be calculated
                                    monthly by computing the total number of critical reports which were available on time and without significant error to the number of critical reports which were scheduled to be available on time and without significant error. On time is defined as meeting the standard corresponding to each critical report as set forth below not less than 95% of the time.

                           Critical reports shall include:


                                                                      ON TIME STANDARD -
                                 REPORT                                     WITHIN:
                 ----------------------------------------------------------------------------
            1.    Client Remittances                    72 hours of client's customary
                                                        billing cycle close
            2.    Accounts Receivable
                  Statements                            "           "           "           "
            3.    Invoices                              "           "           "           "
            4.    Status Reports                        10 days of client's month end
            5.    Placement Analysis                    "           "           "           "
            6.    Closed                                "           "           "           "
            7.    Acknowledgment                        48 hours of each loading to
                                                        AccessLine of Client's customers'
                                                        accounts

                        D)          Performance Reports

                                    HMS will report to Client on a daily basis regarding the matters delineated in Paragraphs II (A) and (B) above with respect to its adherence to, or deviation from, the performance standards set forth in this Schedule C during both the preceding day and the current month through such preceding day. HMS will report to Client on a monthly basis regarding the matters delineated in Paragraph II (C) above with respect to its adherence to, or deviation from, the performance standards set forth in this Schedule C during the preceding month.

                                   SCHEDULE D

                              APPLICATIONS SOFTWARE

            HMS will utilize AccessLine custom software to provide Client with functionality needed to perform collection and follow-up services for Client-related product lines. Software consists of a series of online and batch programs written in COBOL II utilizing CICS functionality and providing Client with the ability to inquire and update online and to receive on demand or at scheduled intervals of time various batch reports that will be used internally by Client or be distributed by Client to its customers. In addition, certain applications residing outside the CICS environment (e.g. ARCL) will be maintained. SAS will be available for use only against AccessLine master files.

HMS will utilize a third party software package from Ross called the Renaissance Series for financial support and associated DEC Software to support the system.

On an ongoing basis, enhancement requests made by Client for purposes of enhancing software will be recorded weekly by HMS on the HHL Programming Log for purposes of prioritizing, changing, and implementing such changes. An index of all AccessLine and related SAS programs and a software tape will be generated to serve as the baseline of programs available at time of execution of this Amendment. Thereafter, the index and tape backup will be done not less than on a quarterly basis to serve as a record of the then-current version of the software.

                                  ATTACHMENT 1

                                  August 1996

                      ACCESSLINE SERVICE LEVEL COMMITMENTS

This document defines HMS's service level commitments to HHL. Services are grouped into five tables according to the functional categories listed below. Within the appropriate category, an entry for each service specifies the unit of the Data Center responsible for its execution and the commitment according to which the service will be performed. Please see the HHL Data Center Contact Matrix for information on who to contact for AccessLine problems and questions.

                                                        Revised 24 October 1996



TABLE OF CONTENTS

        Routine Operations ...................................... 1
        Output Processing ....................................... 4
        Telecommunications ...................................... 5
        Programming ............................................. 6
        AccessLine Administration ............................... 8

1. ROUTINE OPERATIONS

   Description of Services:     Provide and maintain AccessLine, including
                                online, batch, and referral processing.
                                (ALL TIMES LISTED ARE EASTERN TIME)

ROUTINE OPERATIONS (1)
Service                 Responsible Unit                        Commitment


1. Online Availability  Computer Ops            AccessLine      Dates           Start Time      End Time
                                                Region(3)       Available

                                                Available 98% of time scheduled on monthly basis.

                                                Production      Monday-Friday   0800            1930

                                                                Saturday        0800            1200

                                                                last day of     0800            2100
                                                                month

                                                                first day of    1100            1930
                                                                month

                                                East (Branch)   Monday-Friday   0800            1930

                                                                Saturday        0800            1200

                                                                last day of     0800            2100
                                                                month

                                                                first day of    1100            1930
                                                                month

                                                West            Monday-Friday   1100            2230

                                                                Saturday        1100            1500

                                                                last day of     1100            2400
                                                                month

                                                                first day of    1400            2230
                                                                month

2. Response Time        Computer Ops            90% of all transactions completed within 3 seconds.

3. Batch Processing(2)  Computer Ops            Complete batch processing by 0800 local time, unless on
                                                month end schedule.

4. CIS Download         Computer Ops            Complete successful download by 0800 local standard time.
   (mainframe to field)

-------------------------------------------------------------------------------
AccessLine Service Level Commitments--October 1996 Revised               Page 1

ROUTINE OPERATIONS(1)

Service                   Responsible Unit                                        Commitment


 5. CIS Data Upload       Computer Ops                  Cutoff for field to upload data to the mainframe: 2100 local standard
    (field to mainframe)                                time.

 6. OCM Download          Computer Ops                  Complete successful downloaded by 0800 local standard time.
    (mainframe to field)

 7. Account loads         Computer Ops                  Type of Referral                Accounts loaded within...
    (referrals)

                                                        under 20K records with no       24 hours
                                                        itemized bills and no UB info

                                                        under 10K records with          24 hours
                                                        itemized bills and UB info

                                                        11K-20K records with itemized   48 hours
                                                        bills and UB info

                                                        over 20K records, pend          7 calendar days
                                                        referral and special cleanup
                                                        projects

 8. ARCL Processing                                     Support existing ARCL loads according to above standards; convert
                                                        ARCL to Ad Hoc as programming resource permits.

 9. DFU Processing                                      Convert to mainframe operation as soon as possible.

10. DAS Transmission                                    Information available within 3 business days after referral load
    (directory assistance)

11. SAS Processing                                      Availability to go directly against VSAM master files during normal run time. (All direct access against VSAM master files should be coordinated with Richie Lipack)

12. Reload client referrals                             Completed within 72 hours


13. Machine Downtime                                    Problems and abends that affect AccessLine uptime are handled as a high (12-24 hour) priority. Information will be communicated to users as soon as it is received by Computer Ops.

-----------------------------------------------------------------------------------------------------------------------------


AccessLine Service Level Commitments-October 1996 Revised               Page 2

PLEASE NOTE:

1. The Data Center is closed and AccessLine is unavailable on the following days: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day.

2. Nightly batch processing may be delayed at month-end due to the need for additional online time required to post payments. If necessary, the Data Center reserves the right to cancel lower priority batch jobs to maintain daytime online availability.

3. When East and West regions are consolidated into Branch region, Monday-Friday end times will be 2100 hours local time.






-------------------------------------------------------------------------------
AccessLine Service Level Commitments -- October 1996 Revised             Page 3

II. OUTPUT PROCESSING

Description of Services: Produce and distribute AccessLine output, including letters, statements and reports.

OUTPUT PROCESSING


Service                         Responsible Unit                Commitment


1. Letter Processing            HMS Computer Ops                Letters at U.S.P.S. the next business day after requested (on an exception basis, may require additional days during times of increased online time and corresponding batch delays but not later than third business day after requested.)

2. Acknowledgement Reports                                      Sent to HHL office within 1 day from date of account load

3. Month-end Processing

   Client Remittances,                                          Reports printed for all remittances within 3 calendar days
   Invoices and                                                 following weekend or month-end date
   Statements

   Statistics                                                   Completed by the first business day following month-end

   A/R Trial Balances                                           Completed by the second business day following weekend or
                                                                month-end

   All remaining month-end      I/O Control                     Delivered/transmitted to field locations and/or HHL clients
   processing, report                                           within 10 calendar days after month-end
   printing and distribution


One copy of all reports will be printed at the data center. Additional copies will be remoted to office for printing.




AccessLine Service Level Commitments-October 1996 Revised              Page 4

III. TELECOMMUNICATIONS

Description of Services: Respond to requests for installations and changes in both voice (telephone, predictive dialer) and data (terminal to mainframe connections). Maintain network infrastructure.

TELECOMMUNICATIONS

Service                                 Responsible Unit                Commitment
------                                  -----------------               ----------

1. New dedicated lines                  Communications Services         Within 30 business days after approval.
   (installations or office moves,      Unit                            Dependent on phone company installation.
   T-1s or 800 numbers)

2. New dial-up terminal                                                 30 business days after approval, provided client AHA number
   ("Beehive")**                                                        is supplied. Dependent on phone company installation.

3. Discontinue Service**                                                Hub sites (Woodbury, Eatontown, Miami, Atlanta, Lincolnwood,
                                                                        Phoenix, and North Hollywood): 90 business days after
                                                                        approval. All other sites: 10 business days notice

4. Strategic Infrastructure                                             To be determined on a case-by-case basis according to size
   Projects                                                             and scope of project. Requires prior HHL management
                                                                        approval.

5. Implementation of PC file                                            Refer to "Programming and Data Exchange Protocol."
   transfers

6. Maintenance and testing of                                           Regions will be notified 30 days prior to scheduled test
   communication component of                                           procedures.
   disaster recovery plan

------------------------------
** Request forms and existing protocols for these services can be found in the "Accessline Data Network TSU Binder." However, some service levels in the existing protocol may have been altered. Current service level commitments are reflected in this table.

--------------------------------------------------------------------------------
AccessLine Service Level Commitments--October 1996 Revised               Page 5

IV. PROGRAMMING

-----------------------------------------------------------------------------------------------------------------------------
PROGRAMMING
-----------------------------------------------------------------------------------------------------------------------------
SERVICE                                         RESPONSIBLE UNIT          COMMITMENT
-----------------------------------------------------------------------------------------------------------------------------
1. Add task to Programming Log/                 HMS/HHL                    Within 10 business days
   Assign priority                              management,
                                                AccessLine Support
----------------------------------------------------------------------------------------------------------------------------
2. Programming(1)                               Programming                Effort                       Elapsed Time(2)
--------------------------------------------                               -------------------------------------------------
Critical Production Problems (Walk-ins)                                    Dependent on task            As soon as possible.
--------------------------------------------                               -------------------------------------------------
New Business     Standard HHL 800 Referrals                                8-20 hours                   14 calendar days
                 (no reformatting necessary)                                                            Depending on
                                                                                                        resources
--------------------------------------------                               -------------------------------------------------
                 Simple reformats (convert                                 40-60 hours                  To be determined
                 into standard 800 format)                                                              depending on
                                                                                                        resources.
--------------------------------------------                               -------------------------------------------------
                 Custom Reformats (medium                                  60-100 hours                 To be determined
                 complexity, multi-file/                                                                depending on
                 multi-record structure)                                                                resources.
--------------------------------------------                               -------------------------------------------------
                 Complex referrals (complex                                over 100 hours               To be determined
                 file structures; may require                                                           depending on
                 enhancements to                                                                        resources.
                 AccessLine functionality)
--------------------------------------------                               -------------------------------------------------
Corporate Development                                                      Detailed project estimate/plan based on the
                                                                           formula below
--------------------------------------------
Enhancements                                                               Elapsed business days = Total effort (hours)
--------------------------------------------                                                       -------------------
Maintenance/Production Problems                                                     7 x % programmer's time allocated to task
-----------------------------------------------------------------------------------------------------------------------------

----------------------------

(1) Programming includes systems analysis and specification writing, coding, and initial testing. Service levels assume that measurement begins once a task has been prioritized as high or medium and assigned to an available programming resource.


(2) For all referral, additional time may be required for user/client interaction.

-------------------------------------------------------------------------------
AccessLine Service Level Commitments -- October 1996 Revised             Page 6

PROGRAMMING
-------------------------------------------------------------------------------------------------------------------
SERVICE                                      RESPONSIBLE UNIT          COMMITMENT
-------------------------------------------------------------------------------------------------------------------
3.    PROGRAMMING STAFF                      PROGRAMMING               SIX PROGRAMMERS/ANALYSTS UNTIL 8 APRIL 1997.
                                                                       FIVE UNTIL 8 JULY 1997. FOUR THEREAFTER
-------------------------------------------------------------------------------------------------------------------
4.    TEST ENHANCEMENT                       HHL/USERS                 DEPENDENT UPON COMPLEXITY OF THE TASK AND
                                                                       USER AVAILABILITY
-------------------------------------------------------------------------------------------------------------------
5.    IMPLEMENT ENHANCEMENT/                 HHL/COMPUTER              NEXT VERSION CONTROL DATE AFTER TASK IS
      COMMUNICATE CHANGES TO USERS           OPS                       COMPLETED (VERSION CONTROL OCCURS TWICE
                                                                       PER MONTH)
-------------------------------------------------------------------------------------------------------------------







------------------------------------------------------------------------------
ACCESSLINE SERVICE LEVEL COMMITMENTS -- OCTOBER 1996 REVISED            PAGE 7

V. ACCESSLINE ADMINISTRATION
Description of Services: Provide support to AccessLine users and clients in their use of AccessLine System.

ACCESSLINE ADMINISTRATION


Service                                 Responsible             Commitment
                                        Unit
1. Client Profile Updates               HHL Ops
        AHA Code/Temporary                              Complete within 24 hours.
        AHA Code Assignment

        Branch Address                                  Update as needed, in conjunction with Letter projects.

        Report Setup                                    Complete within 24 hours.

2. Carrier Directory Updates                            Complete within 5 days.

                                                        For critical changes, call Jean McAllister at
                                                        (516) 677-8313. These will be completed within 24 hours.

3. Reports (lost, special requests)     Computer Ops    Urgent reports: within 48 hours.
                                                        User should fax completed Report Request Form
                                                        (attached) to (212) 889-0628.

                                                        Non-urgent reports: within 5 working days. May be
                                                        dependent on Programming and/or Operations.
                                                        Information communicated to user as soon as it is
                                                        received.

4. AccessLine System Table Updates      HHL Ops         Complete within 48 hours.
        (Status Messages, Close
        Reasons, Variant, Profit
        Center, Report Tables,
        closing schedule, Special
        Dates Tables, Associate
        Attorney additions and
        modifications)


-------------------------------------------------------------------------------
AccessLine Service Level Commitments -- October 1996 Revised             Page 8

ACCESSLINE ADMINISTRATION


Service                                 Responsible     Commitment
                                        Unit

5. Maintenance of AccessLine Security   HHL Ops         Account Representative IDs: completed within 48 hours.
        (RACF User security. Controls
        functions and AccessLine                        IDs with "PM" level and above: requests reviewed by
        assignment of security levels,                  Richie Lipack as needed.
        including password assignment)

6. Letter Enhancements                  HHL Ops         Monitor and coordinate letter request with Compliance personnel
        (Letter text, RE Criteria,                      (when text changes are requested) and User.
        or Pointer Files)
                                                        Complete within 48-72 hours of receiving compliance approval, if no programming intervention needed.

                                                        Complete within one week if programming intervention is required.

7. Communications                       HHL Ops
        Programming Log Maintenance                     Distribute every 2 weeks.
        Request Received Log
        AccessLine Enhancement Screen                   Complete before or when enhancement goes live.


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AccessLine Service Level Commitments -- October 1996 Revised             Page 9